Exhibit 31.3

CERTIFICATIONS

I, Larry D. Richman, certify that:

1.           I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2008 of PrivateBancorp, Inc.; and

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Larry D. Richman Name: Larry D. Richman Title: Chief Executive Officer
Date: April 30, 2009